Exhibit 10.01

ASSET PURCHASE AGREEMENT

between

4G ENTERPRISES, INC.

and

PROVEN TECHNOLOGY & EQUIPMENT, INC.

ASSET PURCHASE AGREEMENT

This Asset Purchase Agreement (this "Agreement") is entered into as of this 6th day of January, 2012, by and between 4G Enterprises, Inc. (The "Buyer"), and Proven Technology & Equipment, Inc. (herein, the "Company").

WHEREAS the Company has developed and test a patent pending solar desalination technology, (the "System"); and

WHEREAS the Buyer desires to purchase the technology, patent and assets developed by the Company; and

WHEREAS, the Company desires to sell to the Buyer all of the assets of the Company related to its solar desalination technology (the "Business"), on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties intending to be legally bound agree as follows:

ARTICLE I

DEFINITIONS

1.1      Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings and grammatical variations of such terms shall have corresponding meanings:

(a)	"Action" means any claim, action, demand, suit, charge, complaint, arbitration, proceeding or announced investigation by or before any Governmental Authority.

(b)	"Agreement" or "this Agreement" means this asset purchase agreement, between the Buyer and the Company, including the Exhibits and the Schedules to this Agreement, as it or they may be amended or supplemented from time to time, and the expressions "hereof', "herein", "hereto", "hereunder", "hereby" and similar expressions refer to this Agreement and not to any particular Section or other portion of this Agreement.

(c)	"Bill of Sale" shall have the meaning specified in [Section 2.1).

(d)	"Business” shall have the meaning specified in the recitals to this Agreement.

(e)	"Business Day" means any day other than a Saturday, Sunday or statutory holiday in the United States.

(f)	"Buyer" has the meaning specified in the recitals to this Agreement.

(g)	"Certificate" has the meaning specified in [Section 2.7].

(h)	"Company" shall have the meaning specified in the recitals to this Agreement.

(i)	"Contract" means any agreement, indenture, contract, lease, deed of trust, license, option, instrument or other commitment, whether written or oral.

(j)	"Court" means a court of competent jurisdiction in Harris County Texas.

(k)	"Documents" has the meaning specified in [Section 11.4].

(l)	"Excluded Assets" means (a) all shares held by a Company in any other Company and (b) all of the assets listed in Schedule 1.1.

(m)	"Final Closing" means the completion of all of the transactions contemplated herein in accordance with the provisions of this Agreement.

(n)	"Final Closing Date" has the meaning specified in [Section 7.1].

(o)	"Governmental Authority" means any State of Federal government, governmental, regulatory or administrative authority, agency or commission or any court, tribunal, or judicial or arbitral body or any other public agency.

(p)	"Including" means "including without limitation", and "includes" means "includes without limitation".

(q)	"Lien" means any lien, mortgage, charge, hypothecate, pledge, security interest, prior assignment, option, warrant, lease, sublease, right to possession, encumbrance, claim, right or restriction which affects, by way of a conflicting ownership interest or otherwise, the right, title or interest in or to any particular property.

(r)	"Note" has the meaning specified in [Section 2.3].

(s)	"Operating Costs" means the actual costs incurred by the Buyer in operating and managing the Business.

(t)	"Person” means any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity.

(u)	"Purchase Price" has the meaning specified in [Section 2.2].

1.2      Schedules and Exhibits. The Exhibits and Schedules to this Agreement are as follows:

Schedule 1.1(e) Asset List

Schedule 1.1(g) Assumed Liabilities

Schedule 1.1(s) Excluded Assets

ARTICLE II

PURCHASE AND SALE OF ASSETS

2.1 Purchases and Sale of the Transferred Assets. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date the Company shall sell, transfer, assign and convey to the Buyer the good and marketable title to the Transferred Assets by such documents and instruments as the Buyer or its counsel may reasonably request, including, one or more bills of sale (“Bill of Sale"), in the form of [Exhibit A] attached hereto, and the Buyer will purchase the Transferred Assets upon delivery of the Consideration.

2.2     Consideration for the Transferred Assets. Subject to [Section 7.3], the aggregate purchase price (the "Purchase Price") payable by the Buyer to the Buyer at the Interim Closing shall be 80 million shares of common stock of the Buyer, valued for purposed of this transaction at $0.001 per share or $80,000.

2.3     Payment of the Purchase Price.

The Purchase Price shall be payable by the Buyer to the Company at Closing or as soon thereafter as practical by the delivery of a certificate for the Consideration. It is understood and agreed that the Company shall have the right to distribute the Consideration to its shareholders at its sole discretion.

2.4     As Is, Where Is. The Buyer acknowledges that, unless otherwise specifically stated herein, the Transferred Assets are purchased on an "as is, where is" basis and that it will inspect the Transferred Assets and will accept the same in their present state, condition and location and, unless specifically stated herein, no representation, warranty or condition, whether statutory, express or implied, oral or written, legal, equitable, conventional, collateral or otherwise is being given as to title, outstanding liens, description, fitness for purpose, merchantability, quantity, condition, quality, value, suitability, durability or marketability thereof or in respect of any other matter or thing whatsoever including, without limitation, the respective rights, titles and interests of the Company, if any, therein and where all or part of the Transferred Assets are situate and all of the same are expressly excluded. The Buyer shall be deemed to have relied entirely on its own inspection and investigation in proceeding with the transactions contemplated hereunder.

2.5    Taxes. After the Interim Closing, the Buyer shall be liable for and shall pay to the relevant Governmental Authority all Taxes payable by a purchaser in these circumstances arising out of the conveyance and transfer of the Transferred Assets by the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1     Buyer's Representations and Warranties. As an inducement to the Company to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer hereby represents and warrants to the Company as follows:

(1) Authorization. The Buyer has all necessary authority to execute and deliver this Agreement and all other documents contemplated herein or therein to which it is or will be party and to perform its obligations hereunder. The Buyer is currently operating the assets.

(2) Enforceability. This Agreement has been duly executed and delivered by the Buyer, and will constitute a legal, valid and binding obligation of the Buyer enforceable against it by the other parties hereto in accordance with its terms.

3.2       Company's Representations and Warranties. The Company represents and warrants to the Buyer as follows:

(1) Organization. The Company is duly incorporated, validly existing and in good standing under the Laws of the jurisdiction of incorporation and is duly qualified to transact business in each jurisdiction in which the failure to so qualify would have a material adverse effect on the Company's ability to purchase the Transferred Assets.

(2) Power and Authority. The Company has the corporate power and authority to execute, deliver and perform this Agreement and the other documents and instruments contemplated hereby. The execution, delivery and performance of this Agreement and the documents contemplated hereby and the consummation of the transactions contemplated hereby and thereby have been duly authorized and approved by the Company.

(3) Validity, Etc. Neither the execution and delivery of this Agreement and the other documents and instruments contemplated hereby, the consummation of the transactions contemplated hereby or thereby, nor the performance of this Agreement and such other agreements in compliance with the terms and conditions hereof and thereof will (i) conflict with or result in any breach of the Buyer's articles of incorporation, as amended, or by-laws of the Company or any Law applicable to the Company, (ii) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, (iii) result in a breach of or default (or give rise to any right of termination, cancellation or acceleration) under any Law, governmental permit, license or order or any of the terms, conditions or provisions of any mortgage, indenture, note, license, agreement or other instrument to which the Company is a party, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company.

ARTICLE IV

CONDITIONS TO CLOSING

4.1      Conditions of Both Parties. The obligations of the parties to perform their respective obligations under this Agreement or to consummate the transactions contemplated hereby are subject to the satisfaction, on or before the Closing Date, of the following conditions each of which may be waived by each of the parties for its sole benefit and at its sole discretion:

(1) No Actions, Suits or Proceedings. No order, decree or judgment of any court or governmental body shall have been issued restraining, prohibiting, restricting or delaying, the consummation of the transactions contemplated by this Agreement.

4.2      Condition Not Fulfilled. If any condition in [Section 4.1] has not been fulfilled on or before the Closing Date, then either party in its sole discretion may, without limiting any rights or remedies available to that party at law or in equity, either:

(a) terminate this Agreement by notice to the other party, in which event the parties shall be released from their obligations under this Agreement to complete the purchase of the Transferred Assets; or

(b) waive compliance with any such condition without prejudice to its right of termination in the event of non-fulfillment of any other condition.

ARTICLE V

CLOSING ARRANGEMENTS

5.1      Closing. Upon the terms and subject to the conditions of this Agreement, the Closing shall take place at the offices of Proven Technologies & Equipment Corp. at 10:00 a.m. on January 7, 2012.

5.2      Buyer's Closing Deliveries. At the Closing, the Buyer shall deliver or cause to be delivered to the Company the following documents and required payments:

(a)	a stock certificate for 80 million common shares of the Buyer.

(b)	a certificate of status of the Buyer dated on or before Interim Closing Date;

(c)	a certified copy of the articles of incorporation of the Buyer;

(d)	a certified copy of a resolution of the Board of Directors of the Buyer authorizing the consummation of the transactions contemplated herein.

5.3      Company's Closing Deliveries. At the Interim Closing, the Buyer shall deliver or cause to be delivered to the Buyer the following documents:

(a)	A fully executed assignment of the provisional patent for solar desalination;

(b)	a Bill of Sale (if applicable) referred to in [Section 2.1];

(c)	Board Minutes of the Company approving the sale and transfer of assets described herein;

ARTICLE VI

MISCELLANEOUS

6.1    Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address or to such other address as such party may designate by notice hereunder, and shall be either (i) delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

All notices, requests, consents and other communications hereunder shall be deemed to have been given (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party in accordance with this, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

6.2      Further Assurances. At any time and from time to time after the date hereof each of the parties hereto, at the reasonable request of any other party hereto and without further consideration, will execute and deliver such other instruments of sale, transfer, conveyance, assignment, confirmation and other instruments as may be reasonably requested in order to more effectively transfer, convey and assign to the Buyer and to confirm the Buyer's title to the Transferred Assets and to effectuate the transactions contemplated herein.

6.3     Currency. Unless otherwise indicated, all amounts expressed herein are in U.S. dollars.

6.4     Entire Agreement. This Agreement together with the Exhibits and Schedules hereto and the other documents executed in connection herewith (together, the "Documents") embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior oral or written agreements and understandings relating to the subject matter hereof. No statement, representation, warranty, covenant or agreement of any kind not expressly set forth in the Documents shall affect, or be used to interpret, change or restrict, the express terms and provisions of the Documents.

6.5     Modifications and Amendments. The terms and provisions of this Agreement may be modified or amended only by written agreement executed by all parties hereto.

6.6     Waivers and Consents. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand. The terms and provisions of this Agreement may be waived, or consent for the departure therefrom granted, only by written document executed by the party entitled to the benefits of such terms or provisions. No such waiver or consent shall be deemed to be or shall constitute a waiver or consent with respect to any other terms or provisions of this Agreement, whether or not similar. Each such waiver or consent shall be effective only in the specific instance and for the purpose for which it was given, and shall not constitute a continuing waiver or consent.

6.7      Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their permitted assigns, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no Person or entity shall be regarded as a third-party beneficiary of this Agreement.

6.8       Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the internal Laws of the State of Texas.

6.9      Severability. In the event that any court of competent jurisdiction shall finally determine that any provision, or any portion thereof, contained in this Agreement shall be void or unenforceable in any respect, then such provision shall be deemed limited to the extent that such court determines it enforceable, and as so limited shall remain in full force and effect. In the event that such court shall determine any such provision, or portion thereof, wholly unenforceable, the remaining provisions of this Agreement shall nevertheless remain in full force and effect.

6.10      Headings and Captions. The headings and captions of the various subdivisions of this Agreement are for convenience of reference only and shall in no way modify, or affect, or be considered in construing or interpreting the meaning or construction of any of the terms or provisions hereof.

6.11      Enforcement. Each of the parties hereto acknowledges and agrees that the rights acquired by each party hereunder are unique and that irreparable damage would occur in the event that any of the provisions of this Agreement to be performed by the other party were not performed in accordance with their specific terms or were otherwise breached. Accordingly, in addition to any other remedy to which the parties hereto are entitled at Law or in equity, each party hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the other party and to enforce specifically the terms and provisions hereof in any court to which the parties have agreed hereunder to submit to jurisdiction.

6.12      Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, financial advisors, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

6.13      No Broker or Finder. Each of the parties hereto represents and warrants to the other parties that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated hereby in such a way as to create any liability on the other. Each of the parties hereto agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such party and to bear the cost of legal expenses incurred in defending against any such claim.

6.14      Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Execution and delivery of this Agreement may be made and evidenced by facsimile transmission.

                             IN WITNESS WHEREOF, the Buyer and the Buyer have executed this Agreement under seal as of the day and year first above written.

Buyer:
4G Enterprises, Inc.

By:	//s// Anton Aleksandrov
Title:	President/CEO

Company:
Proven Technology & Equipment, Inc.

By:	//s// Jennifer Johnston
Title:	Jennifer Johnston, Chairman